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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                               JURISDICTION OF ORGANIZATION
------------------                               ----------------------------
Infinium Software, Inc.                          Massachusetts, United States
Infinium Software Limited                        Buckinghamshire, United Kingdom
Infinium International, Inc.                     United States Virgin Islands
Domain Software, B.V.                            Amsterdam, The Netherlands
Infinium Software Europe, Inc.                   Massachusetts, United States
Infinium Corp.                                   Massachusetts, United States
Infinium Software Asia/Pacific, Inc.             Massachusetts, United States
Infinium Open Systems Limited                    Buckinghamshire, United Kingdom
Infinium Holdings Limited                        Buckinghamshire, United Kingdom
Infinium Software PTY Limited                    Republic of South Africa
Cort Directions, Inc. (d/b/a Infinium Software,  Oregon, United States
  Inc. Cort Payroll Unit)
Infinium B.V.                                    Amsterdam, The Netherlands
Dexton Information Systems Limited               Buckinghamshire, United Kingdom
Infinium N.V.                                    Belgium
Infinium ASP, Inc.                               Delaware, United States